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                    AMENDMENT NO. 1 TO DECLARATION OF TRUST
                                      OF
                             PACIFIC CAPITAL FUNDS

            The undersigned Secretary of the Pacific Capital Funds (the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY, pursuant to the authority conferred on the Secretary of the Trust by Section 9.3(c) of the Declaration of Trust, dated as of October 30, 1992 as amended to date (the "Declaration of Trust"), that the following amendment was duly adopted by the affirmative vote of a majority of the Trustees at a regular meeting held on September 16, 1993 pursuant to the resolutions attached as Exhibit A hereto:

            1. Page 18 of the Declaration of Trust is hereby amended to delete the names "U.S. Treasury Bond Series," "Intermediate Bond Series, "Diversified Bond Series," "Tax-Free Bond Series," and "Tax-Free Intermediate Bond Series," therefrom and to substitute therefor the names "U.S. Treasury Securities Series," "Short Intermediate U.S. Treasury Securities Series," "Diversified Fixed Income Series," "Tax-Free Securities Series" and "Tax-Free Short Intermediate Securities Series."

            IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Declaration of Trust this 5th day of December, 1994.


                                                 /s/ C. David Bunstine
                                                --------------------------------
                                                Name: C. David Bunstine
                                                Title:Secretary
                                                1900 East Dublin-Granville Road
                                                Columbus, Ohio  43229

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                                                                     EXHIBIT A


            RESOLVED, that the name of the U.S. Treasury Bond Fund be changed to the U.S. Treasury Securities Fund, that the name of the Intermediate Bond Fund be changed to the Short Intermediate U.S. Treasury Securities Fund, that the name of the Diversified Bond Fund be changed to the Diversified Fixed Income Fund, that the name of the Tax-Free Intermediate Bond Fund be changed to the Tax-Free Short Intermediate Securities Fund and that the name of the Tax-Free Bond Fund be changed to the Tax-Free Securities Fund; and

            FURTHER SOLVED, that the appropriate Officers of Pacific Capital be, and each of them hereby is, authorized and directed to execute and deliver any and all instruments, certificates or other documents, including an amendment to the Declaration of Trust of Pacific Capital, and to take such other actions as they deem necessary, advisable, or appropriate to carry out the purpose and intent of the foregoing resolutions, and the execution by any such Officer of any document or the performing by any such Officer of any act or thing in connection with the foregoing matters shall conclusively establish such authority from Pacific Capital and the approval and ratification of Pacific Capital of the documents so executed and the actions so taken.


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STATE OF OHIO         )
                      :  SS.
COUNTY OF FRANKLIN    )

          On this 5th day of December, 1994, before me, a Notary Public in and for said state, duly commissioned and sworn, personally appeared C. David Bunstine, personally known to me (or proved to me on the basis of satisfactory evidence) to the person whose name is subscribed to this instrument, and acknowledged to me that he subscribed his name on the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the date in this certificate first above written .


                                                      /s/___________________
                                                      Notary Public


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